Exhibit 99.1

FOR IMMEDIATE RELEASE

Syneos Health Reports Second Quarter 2021 Results

Highlights

•	Second quarter revenue of $1,282.6 million, increased 6.1% sequentially and 26.6% year-over-year.
•

Clinical Solutions net new business awards of $1,436.2 million for the second quarter, representing year-over-year growth of 21.2% and a book-to-bill ratio of 1.45x, and $4,971.5 million for the trailing twelve months, representing year-over-year growth of 8.2% and a book-to-bill ratio of 1.37x.

•

Commercial Solutions net new business awards of $273.6 million for the second quarter, representing year-over-year growth of 55.3% and a book-to-bill ratio of 0.94x, and $1,257.4 million for the trailing twelve months, representing year-over-year growth of 4.8% and a book-to-bill ratio of 1.14x.

•	Year-over-year ending backlog growth of 21.5% in Clinical Solutions and 17.8% in Deployment Solutions as of June 30, 2021.
•	GAAP net income of $41.9 million increased from $3.9 million in the second quarter of 2020.
•	Adjusted EBITDA of $174.6 million increased 47.1% year-over-year.
•	GAAP diluted earnings per share of $0.40 increased from $0.04 in the second quarter of 2020.
•	Adjusted diluted earnings per share of $0.97 increased 67.2% year-over-year.
•	Updated full year 2021 guidance.

MORRISVILLE, N.C. – August 9, 2021 -- Syneos Health (Nasdaq:SYNH), the only fully integrated biopharmaceutical solutions organization, today reported financial results for the three and six months ended June 30, 2021.

“During the second quarter we exceeded the midpoint of our guidance across all financial metrics, with both Clinical and Commercial achieving double-digit growth year-over-year as we continue to emerge from the COVID-19 pandemic,” said Alistair Macdonald, CEO, Syneos Health. “Both segments delivered another quarter of strong awards, powering record backlog levels and fueling our robust growth expectations over the balance of 2021. Our unique strategy continues to resonate in the market, with our integrated product offerings and commercial expertise improving engagement across sites, patients and HCPs, while accelerating performance and increasing participant diversity.”

Please refer to the "Use of Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Measures" included in this press release and accompanying tables for important disclosures about non-GAAP measures and a reconciliation of these measures to the nearest GAAP measures.

Second Quarter 2021 Results

Revenue of $1,282.6 million increased 26.6% on a reported basis and 23.6% on a constant currency basis for the three months ended June 30, 2021, compared to the same period in the prior year, which was significantly impacted by the COVID-19 pandemic. Clinical Solutions revenue increased 31.1% on a reported basis and 27.5% on a constant currency basis to $991.1 million. Acquisitions contributed approximately 795 basis points and the divestiture of contingent staffing resulted in an approximate 85 basis point headwind to Clinical Solutions reported revenue growth. Commercial Solutions revenue increased 13.2% on a reported basis and 12.2% on a constant currency basis to $291.5 million. The divestiture of medication adherence resulted in an approximate 250 basis point headwind to Commercial Solutions reported revenue growth. Prior period segment results have been recast to reflect the move of Regulatory and Operations Consulting from Commercial Solutions to Clinical Solutions.

GAAP net income for the three months ended June 30, 2021 increased 971.5% to $41.9 million, resulting in diluted earnings per share of $0.40, compared to GAAP net income of $3.9 million, or diluted earnings per share of $0.04, for the three months ended June 30, 2020. Adjusted net income for the three months ended June 30, 2021 increased 67.5% to $101.7 million, resulting in adjusted diluted earnings per share of $0.97, compared to adjusted net income of $60.7 million, or adjusted diluted earnings per share of $0.58 for the three months ended June 30, 2020.

Adjusted EBITDA for the three months ended June 30, 2021 increased 47.1% to $174.6 million from the same period in the prior year.

First Half 2021 Results

Revenue of $2,491.4 million increased 14.5% on a reported basis and 12.5% on a constant currency basis for the six months ended June 30, 2021, compared to the same period in the prior year, which was significantly impacted by the COVID-19 pandemic. Clinical Solutions revenue increased 17.7% on a reported basis and 15.5% on a constant currency basis to $1,929.1 million. Acquisitions contributed approximately 660 basis points and the divestiture of contingent staffing resulted in an approximate 120 basis point headwind to Clinical Solutions reported revenue growth. Commercial Solutions revenue increased 4.4% on a reported basis and 3.6% on a constant currency basis to $562.3 million. The divestiture of medication adherence resulted in an approximate 250 basis point headwind to Commercial Solutions reported revenue growth. Prior period segment results have been recast to reflect the move of Regulatory and Operations Consulting from Commercial Solutions to Clinical Solutions.

GAAP net income for the six months ended June 30, 2021 increased 115.1% to $80.6 million, resulting in diluted earnings per share of $0.77, compared to GAAP net income of $37.5 million, or diluted earnings per share of $0.36, for the six months ended June 30, 2020. Adjusted net income for the six months ended June 30, 2021 increased 40.0% to $184.9 million, resulting in adjusted diluted earnings per share of $1.76, compared to adjusted net income of $132.1 million, or adjusted diluted EPS of $1.25 for the six months ended June 30, 2020.

Adjusted EBITDA for the six months ended June 30, 2021 increased 27.2% to $325.8 million from the same period in the prior year.

Net New Business Awards and Backlog

Net new business awards and book-to-bill ratios for the three and twelve months ended June 30, 2021 were as follows (in millions):

	Three Months Ended June 30, 2021		Twelve Months Ended June 30, 2021
	Net new business awards	Book-to-bill ratio	Net new business awards	Book-to-bill ratio
	(dollars in millions)
Clinical Solutions	$1,436.2	1.45x	$4,971.5	1.37x
Commercial Solutions	273.6	0.94x	1,257.4	1.14x
Total	$1,709.8	1.33x	$6,228.9	1.32x

Our backlog as of June 30, 2021 was as follows (in millions):

	2021	2020	Growth %
Clinical Solutions	$10,966.9	$9,023.2	21.5%
Commercial Solutions - Deployment Solutions	718.4	609.7	17.8%
Total backlog	$11,685.3	$9,632.9	21.3%

Liquidity and Capital Management Update

Cash flows provided by operating activities were $88.7 million during the three months ended June 30, 2021, and reached a record level of $215.8 million during the six months ended June 30, 2021.

On June 30, 2021, the Company amended its Credit Agreement, increasing Term Loan A by $495.0 million and using the proceeds, along with cash on hand, to repay the outstanding Term Loan B in full along with associated fees and expenses. The Company is not required to make a mandatory payment against the principal balance of Term Loan A until October 2022.

During the three months ended June 30, 2021, the Company repurchased $73.0 million of common stock and has $182.5 million of remaining share repurchase authorization available through December 31, 2022.

Full Year 2021 Business Outlook

The Company's guidance takes into account a number of factors, including existing backlog, current sales pipeline, trends in cancellations and delays, and the Company’s ForwardBound initiative, which includes expansion of the Syneos Operations Network, process optimization, and automation initiatives. In addition, the guidance presented below represents the Company’s best efforts to estimate the impact of COVID-19 on its business. The severity and duration of the COVID-19 pandemic are outside of the Company’s control and, given the uncertain nature of the pandemic, could cause the Company’s future operating results to be different from our current expectations, particularly if the impact of the pandemic worsens. Furthermore, the guidance presented below is based on current foreign currency exchange rates, current interest rates, and the Company's expected non-GAAP effective tax rate of approximately 24.0% for the year ending December 31, 2021. The guidance is based upon the Company's estimated number of weighted average diluted shares outstanding, and does not take into account any share repurchases beyond the second quarter of 2021. The Company's full year 2021 guidance is outlined below:

	Prior Guidance issued April 29, 2021		Updated Guidance issued August 9, 2021
	FY 2021		FY 2021
	Low	High	Low	High
	(in millions, except per share data)		(in millions, except per share data)
Revenue	$5,125.0	$5,325.0	$5,180.0	$5,300.0
GAAP Net Income	212.3	236.8	206.6	222.0
GAAP Diluted EPS	2.01	2.23	1.96	2.11
Adjusted EBITDA	745.0	785.0	750.0	780.0
Adjusted Diluted EPS	$4.17	$4.42	$4.25	$4.43

Webcast and Conference Call Details

Syneos Health will host a conference call at 8:00 a.m. ET on August 9, 2021, to discuss its second quarter 2021 financial results. The live webcast will be available in listen-only mode in the Events section of the Company's Investor Relations website at investor.syneoshealth.com. To participate via phone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call.

An archived replay of the conference call is expected to be available online at investor.syneoshealth.com after 1:00 p.m. ET on August 9, 2021.

About Syneos Health

Syneos Health® (Nasdaq:SYNH) is the only fully integrated biopharmaceutical solutions organization. The Company, including a Contract Research Organization (CRO) and Contract Commercial Organization (CCO), is purpose-built to accelerate customer performance to address modern market realities. Syneos Health brings together approximately 27,000 clinical and commercial minds with the ability to support customers in more than 110 countries. The Company shares insights, uses the latest technologies, and applies advanced business practices to speed its customers’ delivery of important therapies to patients. To learn more about how Syneos Health is shortening the distance from lab to life® visit syneoshealth.com.

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including the future impact of the COVID-19 pandemic on our business, financial results and financial condition, anticipated financial results for the full year 2021, our foundation for growth in 2021, and plans for cost savings and capital deployment. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to: risks associated with the COVID-19 pandemic; the Company’s potential failure to generate a large number of new business awards and the risk of delay, termination, reduction in scope, or failure to go to contract of business awards; the Company’s potential failure to convert backlog to revenue; fluctuations in the Company’s operating results and effective income tax rate; the impact of potentially underpricing the Company’s contracts, overrunning cost estimates, or failing to receive approval for or experiencing delays with documentation of change orders; cyber-security and other risks associated with the Company’s information systems infrastructure; changes and costs of compliance with regulations related to data privacy; concentration of the Company’s customers or therapeutic areas; the risks associated with doing business internationally; risks related to the impact of the U.K.’s withdrawal from the European Union; challenges by tax authorities of the Company’s intercompany transfer pricing policies; the Company’s potential failure to successfully increase its market share, grow its business, and execute its growth strategies; the Company’s ability to effectively upgrade its information systems; the Company’s failure to perform its services in accordance with contractual requirements, regulatory standards, and ethical considerations; risks related to the management of clinical trials; risks related to investments in the Company’s customers’ businesses or drugs and the Company’s related commercial rights strategies; the need to hire, develop, and retain key personnel; the impact of unfavorable economic conditions, including the uncertain international economic environment, changes in exchange rates; effective income tax rate fluctuations; the Company’s ability to protect its intellectual property; risks related to the Company’s acquisition strategy, including its ability to realize synergies; the Company’s relationships with customers who are in competition with each other; any failure to realize the full value of the Company’s goodwill and intangible assets; risks related to restructuring; the Company’s compliance with anti-corruption and anti-bribery laws; the Company’s dependence on third parties; potential employment liability; the Company’s ability to utilize net operating loss carryforwards and other tax attributes; downgrades of the Company’s credit ratings; competition in the biopharmaceutical services industry; outsourcing trends and changes in aggregate spending and research and development budgets; the impact of, including changes in, government regulations and healthcare reform; the Company’s ability to keep pace with rapid technological change; the cost of and the Company’s ability to service its substantial indebtedness; other risks related to ownership of the Company’s common stock; and other risk factors set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as updated by the Company’s other SEC filings, copies of which are available free of charge on the Company's website at investor.syneoshealth.com. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), this press release contains certain non-GAAP financial measures, including adjusted net income (including adjusted diluted earnings per share), EBITDA, adjusted EBITDA, and non-GAAP effective income tax rate. We also present revenue growth in constant currency. Constant currency revenue growth is defined as revenues for a given period restated at the comparative period's foreign currency exchange rates measured against the comparative period's revenues. Constant currency segment revenue growth is defined as revenue for a given period restated at the comparative period’s foreign currency exchange rates measured against the comparative period’s revenues.

A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s financial performance that excludes or includes amounts from the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company.

The Company defines adjusted net income (including adjusted diluted earnings per share) as net income (including diluted earnings per share) excluding acquisition-related amortization; restructuring and other costs; transaction and integration-related expenses; share-based compensation expense; gain or loss on extinguishment of debt; other income (expense), net; and the income tax effect of the above adjustments.

EBITDA represents earnings before interest, taxes, depreciation and amortization. The Company defines adjusted EBITDA as EBITDA, further adjusted to exclude expenses and transactions that the Company believes are not representative of its core operations, namely: restructuring and other costs; transaction and integration-related expenses; share-based compensation expense; other income (expense), net; and gain or loss on extinguishment of debt. The Company presents EBITDA and adjusted EBITDA because it believes they are useful metrics for investors as they are commonly used by investors, analysts and debt holders to measure the Company's ability to fund capital expenditures and meet working capital requirements.

Each of the non-GAAP measures noted above are used by management and the Board to evaluate the Company's core operating results because they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business. Adjusted net income (including adjusted diluted earnings per share) and adjusted EBITDA are used by management and the Board to assess the performance of the Company's business.

Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Also, other companies might calculate these measures differently. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables.

Investor Relations Contact: Ronnie Speight Senior Vice President, Investor Relations Phone: +1 919 745 2745 Email: Investor.Relations@syneoshealth.com	Press/Media Contact: Gary Gatyas Executive Director, External Communications Phone: +1 908 763 3428 Email: gary.gatyas@syneoshealth.com

Syneos Health, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenue	$1,282,611	$1,013,399	$2,491,356	$2,176,754

Costs and operating expenses:
Direct costs (exclusive of depreciation and amortization)	992,581	805,892	1,937,831	1,729,906
Selling, general, and administrative expenses	144,669	108,344	281,983	233,891
Restructuring and other costs	3,966	8,171	11,194	16,891
Depreciation	18,158	17,304	36,605	34,529
Amortization	39,553	38,717	79,044	77,599
Total operating expenses	1,198,927	978,428	2,346,657	2,092,816
Income from operations	83,684	34,971	144,699	83,938

Total other expense, net:
Interest expense, net	22,619	21,562	45,876	47,684
Loss on extinguishment of debt	2,199	—	2,802	—
Other expense (income), net	7,827	5,761	(2,029)	(13,169)
Total other expense, net	32,645	27,323	46,649	34,515
Income before provision for income taxes	51,039	7,648	98,050	49,423
Income tax expense	9,134	3,737	17,421	11,938
Net income	$41,905	$3,911	$80,629	$37,485

Earnings per share:
Basic	$0.40	$0.04	$0.77	$0.36
Diluted	$0.40	$0.04	$0.77	$0.36
Weighted average common shares outstanding:
Basic	103,937	104,198	104,105	104,232
Diluted	105,019	105,219	105,238	105,430

Syneos Health, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except par value)

(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$261,135	$272,173
Accounts receivable and unbilled services, net	1,369,921	1,344,781
Prepaid expenses and other current assets	117,240	121,058
Total current assets	1,748,296	1,738,012
Property and equipment, net	203,988	216,200
Operating lease right-of-use assets	222,034	223,285
Goodwill	4,789,784	4,776,178
Intangible assets, net	831,072	933,525
Deferred income tax assets	37,614	35,059
Other long-term assets	186,886	141,047
Total assets	$8,019,674	$8,063,306

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$107,772	$113,684
Accrued expenses	625,623	611,042
Deferred revenue	802,256	793,068
Current portion of operating lease obligations	43,636	42,082
Current portion of finance lease obligations	17,061	17,455
Total current liabilities	1,596,348	1,577,331
Long-term debt	2,863,620	2,902,054
Operating lease long-term obligations	217,341	221,760
Finance lease long-term obligations	25,881	31,522
Deferred income tax liabilities	13,739	20,216
Other long-term liabilities	64,131	68,311
Total liabilities	4,781,060	4,821,194

Commitments and contingencies

Shareholders' equity:
Preferred stock, $0.01 par value; 30,000 shares authorized, 0 shares issued and outstanding at June 30, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value; 600,000 shares authorized, 103,473 and 103,935 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	1,035	1,039
Additional paid-in capital	3,430,375	3,461,747
Accumulated other comprehensive loss, net of taxes	(25,641)	(40,801)
Accumulated deficit	(167,155)	(179,873)
Total shareholders' equity	3,238,614	3,242,112
Total liabilities and shareholders' equity	$8,019,674	$8,063,306

Syneos Health, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income	$80,629	$37,485
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	115,649	112,128
Share-based compensation	33,792	32,173
(Recovery from) provision for doubtful accounts	(473)	379
(Benefit from) provision for deferred income taxes	(13,024)	8,750
Foreign currency transaction gains	(3,563)	(12,541)
Fair value adjustment of contingent obligations	(597)	(3,943)
Loss on extinguishment of debt	2,802	—
Other non-cash items	5,007	1,501
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, unbilled services, and deferred revenue	(8,269)	52,670
Accounts payable and accrued expenses	30,117	(64,757)
Other assets and liabilities	(26,275)	(8,680)
Net cash provided by operating activities	215,795	155,165
Cash flows from investing activities:
Payments related to acquisitions of businesses, net of cash acquired	(14,635)	—
Proceeds from notes receivable from divestiture	5,000	—
Purchases of property and equipment	(22,337)	(30,078)
Proceeds from (investments in) unconsolidated affiliates	692	(7,202)
Net cash used in investing activities	(31,280)	(37,280)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of discount	494,505	—
Payments of debt financing costs	(544)	—
Repayments of long-term debt	(602,277)	(19,375)
Proceeds from accounts receivable financing agreement	65,000	6,600
Repayments of accounts receivable financing agreement	—	(6,600)
Proceeds from revolving line of credit	—	300,000
Repayments of revolving line of credit	—	(150,000)
Payments of contingent consideration related to acquisitions	(6,196)	(26,634)
Payments of finance leases	(8,380)	(8,904)
Payments for repurchases of common stock	(117,521)	(32,029)
Proceeds from exercises of stock options	14,482	12,784
Payments related to tax withholdings for share-based compensation	(29,892)	(19,604)
Net cash (used in) provided by financing activities	(190,823)	56,238
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(4,730)	5,218
Net change in cash, cash equivalents, and restricted cash	(11,038)	179,341
Cash, cash equivalents, and restricted cash - beginning of period	272,173	163,689
Cash, cash equivalents, and restricted cash - end of period	$261,135	$343,030

Syneos Health, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
EBITDA and adjusted EBITDA:
Net income, as reported	$41,905	$3,911	$80,629	$37,485
Interest expense, net	22,619	21,562	45,876	47,684
Income tax expense	9,134	3,737	17,421	11,938
Depreciation	18,158	17,304	36,605	34,529
Amortization (a)	39,553	38,717	79,044	77,599
EBITDA	131,369	85,231	259,575	209,235
Restructuring and other costs (b)	3,966	8,171	11,194	16,891
Transaction and integration-related expenses (c)	12,847	3,368	20,420	10,945
Share-based compensation (d)	16,439	16,175	33,792	32,173
Other expense (income), net (e)	7,827	5,761	(2,029)	(13,169)
Loss on extinguishment of debt (f)	2,199	—	2,802	—
Adjusted EBITDA	$174,647	$118,706	$325,754	$256,075

Syneos Health, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Adjusted net income:
Net income, as reported	$41,905	$3,911	$80,629	$37,485
Amortization (a)	39,553	38,717	79,044	77,599
Restructuring and other costs (b)	3,966	8,171	11,194	16,891
Transaction and integration-related expenses (c)	12,847	3,368	20,420	10,945
Share-based compensation (d)	16,439	16,175	33,792	32,173
Other expense (income), net (e)	7,827	5,761	(2,029)	(13,169)
Loss on extinguishment of debt (f)	2,199	—	2,802	—
Income tax adjustment to normalized rate (g)	(22,995)	(15,425)	(40,965)	(29,789)
Adjusted net income	$101,741	$60,678	$184,887	$132,135

Diluted weighted average common shares outstanding	105,019	105,219	105,238	105,430

Adjusted diluted earnings per share	$0.97	$0.58	$1.76	$1.25
a.	Represents the amortization of intangible assets associated with acquired backlog, customer relationships, trade names and trademarks, and intellectual property.
b.

Restructuring and other costs consist primarily of severance costs associated with a reduction/optimization of our workforce in line with our expectations of future business operations and termination costs in connection with abandonment and closure of redundant facilities and other lease-related charges.

c.	Represents fees associated with acquisitions, stock repurchases and secondary stock offerings, debt placement and refinancings, and other corporate transactions costs.
d.	Represents non-cash share-based compensation expense related to awards granted under equity incentive plans.
e.	Other expense (income) is comprised primarily of foreign currency exchange gains and losses.
f.	Loss on extinguishment of debt is associated with debt prepayments and refinancing activities.
g.

Represents the income tax effect of the non-GAAP adjustments made to arrive at adjusted net income using an estimated effective tax rate of approximately 24.0% for the three and six months ended June 30, 2021 and June 30, 2020. These rates have been adjusted to exclude tax impacts related to valuation allowances recorded against deferred tax assets.

Syneos Health, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP

Full Year 2021 Guidance

(in millions, except per share data)

(Unaudited)

	Prior Guidance Issued April 29, 2021		Updated Guidance Issued August 9, 2021
	Low	High	Low	High
EBITDA and Adjusted EBITDA:
GAAP net income	$212.3	$236.8	$206.6	$222.0
Adjustments (a):
Interest expense, net	87.0	89.0	84.0	87.0
Income tax expense	91.0	101.5	88.6	95.2
Depreciation	77.0	78.0	78.0	80.0
Amortization	158.0	158.0	158.0	158.0
EBITDA	625.3	663.3	615.2	642.2
Restructuring and other costs	25.0	26.0	25.0	26.0
Transaction and integration-related expenses	36.0	36.0	43.0	44.0
Share-based compensation	68.0	69.0	66.0	67.0
Other income, net	(9.9)	(9.9)	(2.0)	(2.0)
Loss on extinguishment of debt	0.6	0.6	2.8	2.8
Adjusted EBITDA	$745.0	$785.0	$750.0	$780.0

	Prior Guidance issued April 29, 2021				Updated Guidance issued August 9, 2021
	Adjusted Net Income		Adjusted Diluted Earnings Per Share		Adjusted Net Income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High	Low	High	Low	High
Adjusted net income and adjusted diluted earnings per share:
GAAP net income and diluted earnings per share	$212.3	$236.8	$2.01	$2.23	$206.6	$222.0	$1.96	$2.11
Adjustments:
Amortization (a)	158.0	158.0	1.49	1.49	158.0	158.0	1.50	1.50
Restructuring and other costs (a)	25.0	26.0	0.24	0.25	25.0	26.0	0.24	0.25
Transaction and integration-related expenses (a)	36.0	36.0	0.34	0.34	43.0	44.0	0.41	0.42
Share-based compensation (a)	68.0	69.0	0.64	0.65	66.0	67.0	0.63	0.64
Other income, net (a)	(9.9)	(9.9)	(0.09)	(0.09)	(2.0)	(2.0)	(0.02)	(0.02)
Loss on extinguishment of debt (a)	0.6	0.6	0.01	0.01	2.8	2.8	0.03	0.03
Income tax adjustment to normalized rate (b)	(48.5)	(47.6)	(0.46)	(0.45)	(52.6)	(52.0)	(0.50)	(0.49)
Adjusted net income and adjusted diluted earnings per share (c)	$441.5	$468.9	$4.17	$4.42	$446.8	$465.8	$4.25	$4.43
a.	Amounts are estimates with an estimated range of +/- 5% and are presented gross without the benefit of associated income tax deduction.
b.	Income tax expense is calculated and the adjustments are tax-affected at an approximate effective rate of 24.0%, which represents the Company's estimated full year non-GAAP effective tax rate.
c.

Guidance for Adjusted Diluted EPS is based on an expectation of a fully diluted weighted average share count for the year ending December 31, 2021 of approximately 105.2 million shares, which will vary by quarter.